Exhibit 99.1

January 23, 2026

Liberty Live Holdings, Inc. to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)—Liberty Live Holdings, Inc. (“Liberty Live”) (Nasdaq: LLYVA, LLYVK) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Media Corporation’s (“Liberty Media”) (Nasdaq: FWONA, FWONK) fourth quarter earnings conference call. The conference call will be held on Thursday, February 26th at 10:00 a.m. E.T. During the call, management may discuss the financial performance and outlook of these companies, as well as other forward-looking matters.

To participate in the call by phone or to ask a question, please call +1 (877) 704-2829 or +1 (215) 268-9864, with a confirmation code of 13756851, at least 10 minutes prior to the call. The conference administrator will provide instructions on how to use the polling feature.

In addition, a webcast of the conference call will be hosted on Liberty Live’s investor relations site. Please visit https://www.libertyliveholdings.com/investors/news-events/ir-calendar to register for the webcast. A replay of the call will also be available on the Liberty Live website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Live Holdings, Inc.

Liberty Live Holdings, Inc. (Nasdaq: LLYVA, LLYVK) consists of its ownership in Live Nation, its wholly owned subsidiary Quint and other minority investments.

Liberty Live Holdings, Inc.
Hooper Stevens, +1 720-875-5406

Source: Liberty Live Holdings, Inc.